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Exhibit 99.2

HISPANIC BROADCASTING CORPORATION
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR SPECIAL MEETING OF STOCKHOLDERS
                        , 2002

        I/We hereby revoke all previous proxies and appoint                        , or any of them, as Proxies, each with full power of substitution, to represent me (us) and to vote all of my (our) common shares of Hispanic Broadcasting Corporation ("Hispanic Broadcasting"), on all matters which may come before the Special Meeting of the stockholders of Hispanic Broadcasting to be held on                , 2002, and any adjournments thereof, with the same force and effect as I/we could do if personally present. The shares represented by this proxy will be voted in the manner as set forth on the reverse side.

(Continued and to be signed on the other side.)

HISPANIC BROADCASTING CORPORATION
3102 OAK LAWN AVENUE, SUITE 215
DALLAS, TEXAS 75219

\*/    DETACH PROXY CARD HERE    \/
HISPANIC BROADCASTING CORPORATION

        The Hispanic Broadcasting board of directors recommends a vote "FOR" the proposal listed below. If no direction is made, it will be voted "FOR" the proposal to adopt the Agreement and Plan of Reorganization dated as of June 11, 2002 by and among Hispanic Broadcasting, Univision and Univision Acquisition Corporation, which is a newly formed, wholly owned subsidiary of Univision. Proxies will vote in accordance with their judgment in connection with the transaction of such other business as may properly come before the meeting or any adjournment thereof.

Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.	Votes must be indicated (x) in Black or Blue ink.
	FOR	AGAINST	ABSTAIN
1. PROPOSAL to adopt the Agreement and Plan of Reorganization dated as of June 11, 2002 by and among Hispanic Broadcasting, Univision and Univision Acquisition Corporation, which is a newly formed, wholly owned subsidiary of Univision.
To change your address, please mark this box.

SCAN LINE

Please sign exactly as your name appears hereon. When signing in a representative capacity, please give full title.

Date	Share Owner sign here	Co-Owner sign here

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  Exhibit 99.2
HISPANIC BROADCASTING CORPORATION PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR SPECIAL MEETING OF STOCKHOLDERS , 2002